Exhibit 99.1

PRESS RELEASE

Ezenia! Inc.
Investor Relations
investorrelations@ezenia.com

Kevin M. Hackett Named Ezenia Chief Financial Officer

NASHUA, N.H. (October 17, 2008) – Ezenia! Inc., a leading market provider of secure real-time collaboration solutions for government networks, announced today that Kevin Hackett has joined the company as Chief Financial Officer, effective immediately.

Mr. Hackett brings more than 25 years of broad experience and skills in finance, investor relations, treasury, administration, management information systems, general and global management to the company. Mr. Hackett spent over 12 years at Tyco International Ltd in various positions as Vice-President of Finance, Corporate Controller, Internal Audit Manager, Financial Reporting and Analysis Manager for the Tyco Engineered Products and Services Division. His diverse experience includes positions at Standex International Corporation, Kollmorgen Corporation and Sanders Associates/BAE Systems.

“Kevin’s leadership and experience, coupled with his hands-on approach, attention to detail, and expertise on mergers and acquisitions, are much needed and add a new dimension to the overall composition of the management team,” remarked Khoa Nguyen, Ezenia Chairman and Chief Executive Officer. “As the company strives to forge new partnerships and strategic alliances and develop new business initiatives, Kevin will be instrumental in the formulation and decision making process with his unique perspective from the Finance and Business perspective.  I look forward to seeing Kevin having such a positive impact on all operational aspects of the Company.”

“I am excited by the opportunity to help drive Ezenia next phase of growth and bring additional discipline and rigorous execution in all aspects of the business,” commented Mr. Hackett. “Ezenia has a loyal customer base, unique and differentiating technology, exceptional prospects and a compelling opportunity to realize business success in an emerging market.  I look forward to working with members of the management team and the Board of Directors.”

Further information about Ezenia! Inc., is available by visiting the company website at www.ezenia.com.

About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and the Internet. By integrating voice, video and data collaboration, the company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance. Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant messaging, white boarding, screen sharing and text chat. The ability to discuss projects, share information and modify documents allows users to significantly improve team communication and accelerate the decision-making process. More information about Ezenia! Inc. and its product offerings can be found at the company’s Web site, www.Ezenia.com.

Note to Investors

Statements included herein that are not historical facts include forward-looking statements. Such forward-looking statements involve risks and uncertainties that could cause actual operating results to differ from those indicated by such forward-looking statements. These risks and uncertainties include the considerations that are discussed in the Management’s Discussion and Analysis section of the company’s 2007 Annual Report on Form 10-K for the year ended December 31, 2007, such as the evolution of Ezenia!’s market, its dependence on major customers, rapid technological change and competition within the collaborative software market, its reliance on third party technology, protection of its propriety technology, its history of liquidity concerns and operating losses, and other considerations that are discussed further in this report. Copies of the company’s 2007 Annual Report on Form 10-K for the year ended December 31, 2007, or other publicly available financial information, may be received at no charge by contacting Investor Relations at Ezenia!.

# # #

Ezenia! is a registered trademark of Ezenia! Inc., and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.